Exhibit 10.7




                           MEMORANDUM OF UNDERSTANDING


                              ASIA PROPERTIES INC.


                                       AND


                          NORTHBRIDGE COMMUNITIES LTD.




                               DATED 11 JUNE 1999


                                  ALLEN & OVERY
                                     BANGKOK


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THIS  MEMORANDUM  OF  UNDERSTANDING  IS  MADE  ON  JUNE  11,  1999:

BETWEEN:

(1) ASIA PROPERTIES INC of 1954 Windfall Avenue, Henderson, NV 89012, USA ("API"); and

(2) NORTHBRIDGE COMMUNITIES LTD. of 3rd Floor, Bubhajit Building, 20 North Sathorn Road, Bangkok 10500 ("NCL").

WHEREAS

API is a US listed company established to purchase property in Asia which will merge with Asia Properties International Ltd. (API BVI), and all API shareholders will receive shares in API BVI which will trade on the National Quotations Bureau Pink Sheets (OTC market, USA);

NCL is a Thai company which owns shares in companies in Hong Kong, Thailand, Cambodia and Vietnam engaged in the business of property development;

API wishes to purchase shares in the companies in Hong Kong, Thailand and Cambodia as part of its property acquisition programme.

IT  IS  AGREED  AS  FOLLOWS:

1.     DEFINITION

In this Memorandum of Understanding the following words shall have the following meanings:

API(T) means Asia Properties International (Thailand) Limited a Thai company to be incorporated the beneficial ownership of which will be owned by API BVI;

API BVI means Asia Properties International Ltd. a British Virgin Islands company in the process of incorporation which will merge with API to become the successor in business to API;

NCL THAI COMPANIES means ISE Ltd., Palanamai Ltd. and Keltic Ltd. being the Thai companies in which NCL owns shares;

NCL CAMBODIAN COMPANIES means NISC Ltd., KC Land Ltd. and Northbridge KC Development Co.,s Ltd. being the Cambodian Companies in which NCL owns shares;

NMS means Northbridge Management Series (HK) Ltd., a Hong Kong company beneficially owned entirely by NCL;

NCL  GROUP  means  NMS,  NCL  Thai  Companies  and  NCL  Cambodian  Companies.


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2.   PURCHASE  AND  SALE

(1) NCL agrees to sell and API or its designee agrees to purchase the NCL Group in the following manner:

   - NCL will transfer the issue share capital of the NCL Cambodian Companies to NMS;

   - NCL will transfer the issued share capital of the NCL Thai Companies to API(T) and NMS in such proporation as is agreed;

   -  NCL  will  transfer  the  entire  issued  share capital of NMS to API BVI;

(2) The consideration for the purchase of NMS, the NCL Cambodian Companies and the NCL Thai Companies shall be the issue of shares in API BVI on completion;

(3)     The  value  of  the  API  BVI  shares  shall  be  US  $5 per share;

(4) The number of shares to be issued shall be agreed between the parties and based on an independent valuation report to be prepared by Cushman & Wakefield (Thailand) Limited at or around July 1, 1999 taking into account the assets and liabilities of the NCL Thai Companies, the NCL Cambodian Companies and NMS and the proportion of shares in each company that is be acquired.

3.   REPRESENTATIONS,  WARRANTIES  AND  UNDERTAKINGS

(1) NCL represents and warrants that all liabilities of the NCL Group have been disclosed prior to the date of this Memorandum of Understanding in writing. In the event of any undisclosed liabilities NCL shall adjust the purchase price accordingly or repay API for any losses on an indemnity basis. The sale and purchase agreement shall contain usual warranties and representations.

(2) API represents and warrants that all liabilities of API have been disclosed prior to the date of this Memorandum of Understanding in writing. In the event of any undisclosed liabilities API shall adjust the purchase price accordingly or repay NCL for any losses on an indemnity basis. The sale and purchase agreement shall contain usual warranties and representations.

(3) NCL shall continue to negotiate to resolve the current dispute in relation to the Northbridge Villas at Burapha and shall keep API fully informed of such negotiations.

(4) NCL shall at all times during the 24 month period from the date of signing the Sale and Purchase Agreement keep API fully informed of its intentions to sell any shares in API.

(5) NCL shall use its best endeavors to assist API with other parties in NCL Group companies and employees of the NCL Group to obtain acknowledgement and acceptance of the change of ownership and corporate structure.


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(6)     API  shall  use  its  best  endeavors to raise US$15 million in new cash within six (6) months of the signing of the Sale and Purchase Agreement, using a share valuation not less than that set out in Clause 2(3).

4.   MANAGEMENT  OF  NCL  GROUP

The boards of directors of the companies within the NCL Group shall be restructured so that API shall appoint directors proportionate to its interest in the NCL Group.

5.   MANAGEMENT  OF  API

The board of directors of API shall be restructured so that NCL shall appoint directors proportionate to its interest in API.

6.   FINANCING

NCL understands that API intends to initiate an ambitious Asian property acquisition programme to raise funds to support future development programmes for the properties to be acquired.

7.   SALES

The current employees of NCL Group in Phnom Penh will continue to assist with negotiations and the conclusion of contracts for those prospective buyers or lessees of property in Cambodia for a period of up to 12 months from completion.

8.   MASTER  PLAN

NCL and API agree that there will be no material change to the Master Plans of the properties within the NCL group both in Cambodia and Thailand.

9.   ________

NCL grants API an option over the ____ property owned by NCL exercisable by NMS at any time after completion at a price being open market value (as verified by an independent valuer) or equivalent to an offer received by a third party (Option Price). In the event NCL receives an offer to purchase from a third party NMS shall have a first right of refusal for a 90 day period from the date of the offer to purchase at the Option Price.

10.  POST  EVENT  TRANSACTION

API understands that negotiations are proceeding to sell interest in land and or buildings at the Phnom Penh property for a G7 country Embassy property. It is further understood that an offer to sell property has been made in the region of US$13 Million. If this transaction takes place after the signing of the Sale and Purchase Agreement, and within 6 months, API will grant a number of shares to NCL equivalent to 90% of the transaction price, less the value of the property sold and previously included in the initial valuation. An independent


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valuer  is to assess the value of the relevant property pre transaction.  If the event takes place after six months but before 12 months, API will grant a number of shares equivalent to 60% of the transaction price. After 12 months, there will be no grant of shares. Where there is a grant of shares, the shares will be valued at the closing price on the day the transaction is completed.

11.  DUE  DILIGENCE

(1) API shall be permitted to conduct such due diligence on the NCL Group and its assets as it considers prudent and NCL shall procure that API shall have full access to all documents, record, properties and details of all assets and liabilities. NCL shall also facilitate API or its representatives to meet with any partners or employees of NCL and, where appropriate, access to all government and regulatory authorities.

(2) NCL or individuals appointed by NCL shall be entitled to conduct due diligence on behalf of NCL on API and to meet, inter alia, current investors, broker dealers, market makers and relevant regulatory authorities.

12.  AGREEMENTS

The parties shall use best endeavors to enter into a Sale and Purchase Agreement and other related agreements, subject to shareholder and regulatory approval, within 45 days after the signing of this MOU. The Sale and Purchase Agreement shall contain normal terms and conditions and protections for both the Purchaser
(API)  and  the  seller  (NCL).

13.  TERMINATION

NCL shall have the right to terminate this Memorandum of Understanding in the event (i) the average closing price of API shares on the National Quotations Bureau Pink Sheets (OTC Market, USA) shall for a period of not less than 7 days prior to completion be less than US$4.50; or (ii) the average closing index of the DOW Jones All Share Index or the NASDAQ All Share Index shall for a period of not less than 7 days prior to completion be less than 85% of the index o the date of the signing of the MOU.

If at any time between the date of signing this MOU and closing there is any material change in circumstances, which adversely affect the fundamental understandings or spirit of this MOU, either party shall have the right to terminate this MOU on fifteen (15) days prior written notice.

14.     CONFIDENTIALITY

Each party shall keep the contents of this Memorandum of Understanding Confidential provided that API shall be entitled to disclose the contents to the extent that it shall be required to do so by any regulatory authority or in connection with raising any capital raising or issue of new shares.


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IN  WITNESS  WHEREOF, this Agreement has been executed on the day and year first above-written.

Signed  by                                    /s/  NICHOLAS  ST.  JOHNSTON
                                              ----------------------------------
for  and  on  behalf  of                      (   Nicholas St. Johnston   )
ASIA  PROPERTIES  INC.

in  the  presence  of                         ----------------------------------



Signed  by                                    /s/  VORASIT  POKACHAIYAPAT
                                              ----------------------------------
for  and  on  behalf  of
NORTHBRIDGE  COMMUNITIES  LTD.

in  the  presence  of                         ----------------------------------


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